UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 1, 2009 (Date of earliest event reported)

Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2009, Corning Natural Gas Corporation (the “Company”) amended its Warrant Agreement (the “Amendment”) that governs the warrants to purchase shares of common stock of the Company issued in the Company’s August 2007 rights offering. Each original warrant entitles the holder to purchase 0.7 shares of Corning’s stock at a cash exercise price of $19.00 a share.  The Amendment reduces the exercise price of the warrants to $15.00 a share from July 6, 2009 to August 5, 2009.  After August 5, 2009, the exercise price will revert to $19.00 a share.  The Company’s board of directors elected to reduce the exercise price in order to increase the likelihood that the warrants will be exercised in the near term.  Capital raised by shareholders exercising warrants will be used to support the Company’s business plan.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the full and complete terms of the Amendment, which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

The Company issued a press release on July 2, 2009 to announce the reduction of the exercise price of the warrants.  A copy of this press release is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment dated July 1, 2009 to the Corning Natural Gas Corporation Warrant Agreement

99.1	Press Release dated July 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

/s/ Michael I. German
By Michael I. German, President and
Dated: July 2, 2009	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment dated July 1, 2009 to the Corning Natural Gas Corporation Warrant Agreement

99.1	Press Release dated July 2, 2009